UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 17, 2010
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On May 17, 2010, various subsidiaries of H&R Block, Inc. (the “Company”) began implementing a cost-savings program in order to decrease operating expenses. As part of this program, approximately 400 positions throughout the organization are being eliminated. The Company also closed approximately 400 underperforming offices out of its network of 11,000 retail tax locations. The Company expects to substantially complete the workforce reduction by the end of the fiscal quarter ending July 31, 2010.
The Company expects to incur an estimated pre-tax charge related to severance costs under the program of approximately $28 million, most of which will be incurred in the fiscal quarter ending July 31, 2010. Approximately $25 million of this estimated pre-tax charge will result in future cash expenditures.
Item 7.01 Regulation FD Disclosure.
On May 19, 2010, the Company issued a press release regarding the cost-savings program. A copy of the Company’s press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K contains forward-looking statements including, without limitation, the estimated pre-tax charge related to the cost-savings program. These forward-looking statements are based upon the Company’s current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the timing of the implementation of the cost-savings program, uncertainties regarding the Company’s ability to attract and retain clients; meet its prepared returns targets; uncertainties and potential contingent liabilities arising from our former mortgage loan origination and servicing business; uncertainties in the residential mortgage market and its impact on loan loss provisions; uncertainties pertaining to the commercial debt market; competitive factors; the Company’s effective income tax rate; litigation; uncertainties regarding the level of share repurchases; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the Company’s 2009 annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release issued May 19, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: May 19, 2010	By:	/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release issued May 19, 2010.